UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2010
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Commerce Street, Suite 500, Fort Worth, Texas 76102
(Address of principal executive offices)
Registrant’s telephone number, including area code: (817) 390-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
On September 30, 2010, the Compensation Committee of the Board of Directors of D.R. Horton, Inc. (the “Company”) adopted and approved a form of Restricted Stock Unit Agreement (“RSU Agreement”) and form of Stock Award Agreement (“Stock Award Agreement”) for awards to executive officers and other key employees of the Company pursuant to its 2006 Stock Incentive Plan (the “2006 Plan”). Under the form of RSU Agreement, the Compensation Committee may award performance or service (time) based restricted stock units subject to the terms and conditions of the RSU Agreement and the 2006 Plan. Under the form of Stock Award Agreement, the Compensation Committee may award shares of common stock of the Company in payment or settlement of compensation already earned (i.e., payment of common stock in lieu cash).
On September 30, 2010, the Compensation Committee approved and granted an award of performance restricted stock units (“Performance RSUs”) pursuant to the 2006 Plan to the following executive officers and in the following amounts:

		Performance
Name	Office	Restricted Stock Units

Donald R. Horton	Chairman of the Board	100,000

Donald J. Tomnitz	President and CEO	100,000
The Performance RSUs relate to a two-year performance period beginning on October 1, 2010 and ending on September 30, 2012. The Performance RSU will vest if four performance goals are satisfied. The four performance goals relate to relative total shareholder return (“TSR”), relative Return on Investment (“ROI”), relative selling, general and administrative expense containment (“SG&A”) and relative gross profit (“GP”) (collectively, the “Performance Goals”). Each Performance Goal is weighted twenty-five percent (25%) of the target number of 100,000 Performance RSUs. The target number of Performance RSUs may be increased to a maximum number of 200,000 upon maximum achievement of each of the four Performance Goals and decreased to a minimum number of zero Performance RSUs upon minimum achievement of each of the four Performance Goals. Each Performance RSU represents the contingent right to receive one share of the Company’s common stock if vesting is satisfied. The Performance RSUs granted to Mr. Horton and Mr. Tomnitz have no rights to dividends or voting.
Vesting of the TSR Performance Goal component will be determined after the Performance Period based on a comparison of the Company’s TSR to the S&P 500 Index’s TSR as computed by Standard and Poor’s using their TSR methodology. The vesting of the ROI, SG&A and GP Performance Goal components will be determined after the Performance Period based on the relative ranking of the Company’s performance on each Performance Goal to each peer group company’s performance on each Performance Goal. Any portion of the Performance RSUs that do not vest due to inadequate relative performance will be forfeited.
The above summary is qualified by reference to the text of the RSU Agreement and SA Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Form of Restricted Stock Unit Agreement
10.2	Form of Stock Award Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.
Date: October 6, 2010	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Restricted Stock Unit Agreement
10.2	Form of Stock Award Agreement

5